Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-263228 and 333-242044 on Form S-8 of IBEX Limited, of our report dated October 3, 2022, relating to the consolidated financial statements of Ibex Limited appearing in this Annual Report on Form 20-F.

/s/ Deloitte & Touche LLP

Tampa, Florida

October 3, 2022